ADVISORY AGREEMENT

         AGREEMENT made as of the 29th day of November, 1996 between FREEDOM CAPITAL MANAGEMENT CORPORATION, a corporation organized under the laws of the Commonwealth of Massachusetts and having its principal place of business in Boston, Massachusetts (the "Manager"), and FREEDOM GROUP OF TAX EXEMPT FUNDS, a Massachusetts business trust having its principal place of business in Boston, Massachusetts (the "Trust").

         WHEREAS, the Trust proposes to engage in business as an open-end management investment company and is so registered under the Investment Company Act of 1940 (the "1940 Act"); and

         WHEREAS, the Manager is engaged principally in the business of rendering investment management services and is so registered under the Investment Advisers Act of 1940; and

         WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Trust presently offers shares in two series, the Freedom Tax Exempt Money Fund and the Freedom California Tax Exempt Money Fund (such series (the "Initial Funds"), together with all other series subsequently established by the Trust with respect to which the Trust desires to retain the Manager to render investment advisory services hereunder and with respect to which the Manager is willing so to do, being herein collectively referred to as the "Funds");

         NOW THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

1.       APPOINTMENT OF MANAGER.

         (a) Initial Funds. The Trust hereby appoints the Manager to act as manager and investment adviser to the Initial Funds for the period and on the terms herein set forth. The Manager accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

         (b) Additional Funds. In the event that the Trust establishes one or more series of shares other than the Initial Funds with respect to which it desires to retain the Manager to render management and investment advisory services hereunder, it shall so notify the Manager in writing. If the Manager is willing to render such services on the terms provided for herein, it shall notify the Trust in writing, whereupon such series of shares shall become a Fund hereunder.

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2.       DUTIES OF MANAGER.

         The Manager, at its own expense, shall furnish the following services and facilities to the Trust:

         (a) Investment Program. The Manager will (i) furnish continuously an investment program for each Fund, (ii) determine (subject to the overall supervision and review of the Board of Trustees of the Trust) what investments shall be purchased, held, sold or exchanged by each Fund and what portion if any, of the assets of each Fund shall be held uninvested, and (iii) make changes on behalf of the Trust in the investments of each Fund. The Manager will also manage, supervise and conduct the other affairs and business of the Trust and each Fund thereof and all matters incidental thereto, subject always to the control of the Board of Trustees of the Trust and to the provisions of the Trust's Agreement and Declaration of Trust and By-laws and the 1940 Act.

                  (b) Regulatory Reports. The Manager shall furnish to the Trust necessary assistance in (i) the preparation of all reports now or hereafter required by Federal or other laws, and (ii) the preparation of prospectuses, registration statements and amendments thereto that may be required by Federal or other laws or by the rules or regulations of any duly authorized commission or administrative body.

                  (c) Office Space and Facilities. The Manager shall furnish to the Trust office space in the offices of the Manager or in such other place or places as may be agreed upon from time to time, and all necessary office facilities, simple business equipment, supplies, utilities and telephone service.

                  (d) Services of Personnel. The Manager shall furnish to the Trust all necessary executive and administrative personnel for managing the affairs and investments of the Trust, including personnel to perform clerical, bookkeeping, accounting and other office functions. These services are exclusive of the necessary records or services of any dividend disbursing agent, transfer agent, registrar or custodian. The Manager shall compensate all personnel, officers, and directors of the Trust if such persons are also employees of the Manager or its affiliates.

                  (e) Fidelity Bond. The Manager shall arrange for providing and maintaining a bond issued by a reputable insurance company authorized to do business in the place where the bond is issued against larceny and embezzlement covering each officer and employee of the Trust who may singly or jointly with others have access to funds or securities of the Trust, with direct or indirect authority to draw upon such funds or to direct generally the disposition of such funds. The bond shall be in such reasonable amount as a majority of the Trustees who are not "interested persons" of the Trust, as defined in the 1940 Act, shall determine, with due consideration to the aggregate assets of the Trust to which any such officer or employee may have access. The premium for the bond shall be payable by the Trust in accordance with paragraph 3(17).


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

3.       ALLOCATION OF EXPENSES.

         Except for the services and facilities to be provided by the Manager set forth in Paragraph 2 above, the Trust assumes and shall pay all expenses for all other Trust operations and activities and shall reimburse the Manager for any such expense incurred by the Manager. The expenses to be borne by the Trust shall include, without limitation:

                  (1) all expenses of organizing the Trust or forming any series thereof;

                  (2) all expenses (including information, materials and services other than services of the Manager) of preparing, printing and mailing all annual, semiannual and periodic reports, proxy materials and other communications (including registration statements, prospectuses and amendments and revisions thereto) furnished to existing shareholders of the Trust and/or regulatory authorities;

                  (3) fees involved in registering and maintaining registration of the Trust and its shares with the Securities and Exchange Commission and state regulatory authorities;

                  (4) any other registration, filing or other fees in connection with requirements of regulatory authorities;

                  (5) expenses, including printing of certificates, relating to issuance of shares of the Trust;

                  (6) the expenses of maintaining a shareholder account and furnishing, or causing to be furnished, to each shareholder a statement of his account (which in the case of a shareholder whose statement of account is included on a brokerage account statement of an affiliated distributor, may be a reasonable portion of such expense), including the expense of mailing;

                  (7) taxes and fees payable by the Trust to Federal, state or other governmental agencies;

                  (8)  expenses   related  to  the  redemption  of  its  shares,
including expenses attributable to any program of periodic redemption;

                  (9) all issue and transfer taxes, brokers' commissions and other costs chargeable to the Trust in connection with securities transactions to which the Trust is a party, including any portion of such commissions attributable to research and brokerage services as defined by Section 28(e) of the Securities Exchange Act of 1934, as amended from time to time;

                  (10) the charges and expenses of the custodian appointed by the Trust, or any depository utilized by such custodian, for the safekeeping of its property;


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

                  (11) charges and expenses of any shareholder servicing agents, transfer agents and [registrars] appointed by the Trust, including costs of servicing shareholder investment accounts;

                  (12) charges and expenses of independent accountants retained by the Trust;

                  (13) legal fees and expenses in connection with the affairs of the Trust, including legal fees and expenses in connection with registering and qualifying its shares with Federal and state regulatory authorities;

                  (14) compensation and expenses of Trustees of the Trust who are not "interested persons" of the Trust (as defined in the 1940 Act);

                  (15)     expenses of shareholders' and Trustees' meetings;

                  (16) membership dues in, and assessments of, the Investment Company Institute or similar organizations;

                  (17) insurance premiums on fidelity, errors and omissions and other coverages; and

                  (18) such other non-recurring expenses of the Trust as may arise, including expenses of actions, suits, or proceedings to which the Trust is a party and the legal obligation which the Trust may have to indemnify its Trustees or shareholders with respect thereto.

4.       ADVISORY FEE.

         For the services and facilities to be provided by the Manager as set forth in Paragraph 2 hereof, the Trust shall pay to the Manager a monthly fee with respect to each Fund as soon as practical after the last day of each calendar month, which fee shall be paid at a rate equal to (i) one-half of one percent (.50%) on an annual basis of the Monthly Average Net Assets of each such Fund for such calendar month up to $500 million, and (ii) forty-five hundredths of one percent (.45%) on an annual basis of the Monthly Average Net Assets of each Fund for such calendar month in excess of $500 million.

         The "Monthly Average Net Assets" of any Fund of the Trust for any calendar month shall be equal to the quotient produced by dividing (i) the sum of the net assets of such Fund, determined in accordance with procedures established from time to time by or under the direction of the Board of Trustees of the Trust in accordance with the Agreement and Declaration of Trust, as of the time of day on which net asset value per share is determined on each day during such month on which such net asset value is determined, by (ii) the number of such days.

         In the case of commencement or termination of this Agreement with respect to any Fund during any calendar month, the fee with respect to such Fund for that month shall be reduced

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

proportionately based upon the number of calendar days during which it is in effect and the fee shall be computed upon the average net assets of such Fund for the days during which it is in effect.

5.       EXPENSE LIMITATION.

         The Manager agrees that if the total expenses of any Fund (exclusive of interest, taxes, brokerage expenses and extraordinary items) for any fiscal year of the Trust exceed the lowest expense limitation imposed in any jurisdiction in which that Fund is then making sales of its shares or in which its shares are then qualified for sale, the Manager will pay or reimburse such Fund for that excess up to the amount of its advisory fee payable with respect to that Fund during that fiscal year. The amount of the monthly advisory fee payable under Paragraph 4 hereof shall be reduced to the extent that the annualized expenses of any Fund for that month exceed the foregoing limitation. At the end of each fiscal year of the Trust, if the aggregate a annual expenses chargeable to any Fund for that year exceed the foregoing limitation based upon the average of the Monthly Average Net Assets of that Fund for the year, the Manager will promptly reimburse that Fund for the amount of such excess, but if such expenses are within the foregoing limitation, any excess amount previously withheld from the advisory fee during that fiscal year will be promptly paid over to the Manager.

         In the event that this Agreement is terminated with respect to any one or more Funds as of a date other than the last day of the fiscal year of the Trust, then the expenses shall be annualized and the Manager shall pay to, or receive from, the Trust a pro rata portion of the amount that the Manager would have been required to pay or would have received, if any, had this Agreement remained in effect for the full fiscal year.

6.       PORTFOLIO TRANSACTIONS.

         In connection with the management of the investment and reinvestment of the assets of the Trust, the Manager, acting by its own officers, directors or employees or by a duly authorized subcontractor, is authorized to select the brokers or dealers that will execute purchase and sale transactions for the Trust. In executing portfolio transactions and selecting brokers or dealers, if any, the Manager will use its best efforts to seek on behalf of a Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Manager shall consider all factors it deems relevant, including the breadth of the market in and the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available, and in selecting the broker or dealer, if any, to execute a particular transaction, the Manager may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to any Fund of the Trust and/or other accounts over which the Manager or an affiliate of the Manager exercises investment discretion. With the prior approval of the Trustees, the Manager may pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission

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

another broker or dealer would have charged for effecting that transaction if, but only if, the Manager determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided.

7.       RELATIONS WITH TRUST.

         Subject to and in accordance with the Agreement and Declaration of Trust and By-laws of the Trust and the Articles of Incorporation and By-laws of the Manager, it is understood that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Manager (or any successor thereof) as directors, officers, or otherwise, that directors, officers, agents and shareholders of the Manager (or any successor) are or may be interested in the Trust as Trustees, officers, shareholders or otherwise, that the Manager (or any such successor) is or may be interested in the Trust as a shareholder or otherwise and that the effect of any such adverse interests shall be governed by said Agreement and Declaration of Trust, Articles of Incorporation and By-laws.

         The Manager agrees that neither it nor any of its officers or directors will take any long or short term position in the shares of the Trust; provided, however, that such prohibition: (i) shall not prevent any affiliate of the Manager which acts as a distributor of the Trust shares pursuant to a written contract from purchasing shares of the Trust in such capacity; and (ii) shall not prevent the purchase of shares of the Trust by any of the persons above described for their own account and for investment at the price at which such shares are available to the public at the time of purchase or as part of the initial capitalization of the Trust.

8.       LIABILITY OF MANAGER.

         The Manager shall not be liable to the Trust for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Advisory Agreement relates; provided that no provision of this Agreement shall be deemed to protect the Manager against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement. Nor shall any provision hereof be deemed to protect any Trustee or Officer of the Trust against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of his duties or the reckless disregard of his obligations and duties. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

9.       DURATION AND TERMINATION OF THIS AGREEMENT.

                  (a) Duration. This Agreement shall become effective with respect to the Initial Funds on the date on the date first above written and, with respect to any additional Fund, on the date of receipt by the Trust of notice from the Manager in accordance with Paragraph l(b) hereof that the Manager is willing to serve as Manager with respect to such Fund. Unless terminated as

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

herein provided, this Agreement shall remain in full force and effect (a) with respect to the Initial Funds, until the second anniversary of its effectiveness, and (b) with respect to each additional Fund, until the December 31 following the date on which such Fund becomes a Fund hereunder. Unless terminated as herein provided, this Agreement shall continue in full force and effect for periods of one year thereafter with respect to each Fund so long as such continuance with respect to any such Fund is approved at least annually (a) by either the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of such Fund, and (b) in either event by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement of "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval; provided, however, that the continuance of this Agreement with respect to any additional Fund is subject to the approval of this Agreement by a majority of the outstanding voting securities of that Fund at the first annual or special meeting of shareholders after this Agreement becomes effective with respect to that Fund.

                  (b) Amendment. Any amendment to this Agreement shall become effective with respect to any Fund upon approval of a majority of the outstanding voting securities (as defined in the 1940 Act) of that Fund.

                  (c) Termination. This Agreement may be terminated with respect to any Fund at any time, without payment of any penalty, by vote of the Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of that Fund, or by the Manager, on sixty (60) days' written notice to the other party.

                  (d) Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its assignment.

                  (e) Approval, Amendment or Termination by Individual Fund. Any approval, amendment or termination of this Agreement by the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of any Fund shall be effective to continue, amend or terminate this Agreement with respect to any such Fund notwithstanding (i) that such action has not been approved by the holders of a majority of the outstanding voting securities of any other Fund affected thereby, and (ii) that such action has not been approved by the vote of a majority of the outstanding voting securities of the Trust, unless such action shall be required by any applicable law or otherwise.

10.      NAME OF TRUST.

         It is understood that the name "Freedom", and any logo associated with that name, is the valuable property of Freedom Capital Management Corporation, and that the Trust has the right to include "Freedom" as a part of its name only so long as an affiliate of Freedom Capital Management Corporation or its successor or assign is the investment adviser to the Trust. Upon termination of this Agreement, the Trust shall forthwith cease to use the Freedom name and logos.


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

11.      SERVICES NOT EXCLUSIVE.

         The services of the Manager to the Trust hereunder are not to be deemed exclusive, and the Manager shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

12.      LIMITATION OF LIABILITY.

         The term "Freedom Group of Tax Exempt Funds" means and refers to the Trustees from time to time serving under the Agreement and Declaration of Trust of the Fund dated June 1, 1982 as the same may subsequently thereto have been, or subsequently hereto may be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust, as provided in the Agreement and Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees and the initial shareholder of the Trust and signed by the President of the Trust, acting as such, and neither such authorization by such Trustees and shareholder nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Agreement and Declaration of Trust.





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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.


 FREEDOM GROUP OF TAX EXEMPT                      FREEDOM CAPITAL MANAGEMENT
     FUNDS                                              CORPORATION


By:      /s/ John Danello                         By:      /s/ John Danello
   -------------------------                          -----------------------
     President                                        President


ATTEST:                                           ATTEST:


         /s/ Maureen M. Renzi                            /s/ Maureen M. Renzi
        ---------------------------                    ------------------------
     Assistant Secretary                              Assistant Clerk





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